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EXHIBIT 3.7

ARTICLES OF INCORPORATION
OF
MINERAL RESEARCH & DEVELOPMENT CORP.

        We, the undersigned, being persons of full age, do make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina.

ARTICLE I.

        The name of the corporation shall be MINERAL RESEARCH & DEVELOPMENT CORP.

ARTICLE II.

        The period of duration of the corporation shall be unlimited.

ARTICLE III.

        The purposes for which the corporation is organized are:

        (a)   To engage in the general business of mining, extractive metallurgy, and manufacture of products from ores of all types, kinds and descriptions; to do research in mining, extractive metallurgy, and manufacture of any products from ores mined or purchased; to engage in the business of selling products manufactured; and

        (b)   To engage in any other lawful activity including, but not limited to, constructing, manufacturing, raising or otherwise producing, and repairing, servicing, storing or otherwise caring for any type of structure, commodity or livestock whatsoever; processing, selling, brokering, factoring or distributing any type of property whether real or personal; extracting and processing natural resources; transporting freight or passengers by land, sea or air; collecting and disseminating information or advertisement through any medium whatsoever; performing personal services of any nature; and entering into or serving in any type of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary or representative capacity or relationship for any persons or corporations whatsoever.

ARTICLE IV.

        The total authorized capital stock of this corporation is $300,000.00, divided into 30,000 shares of the par value of $10.00 each.

ARTICLE V.

        The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is Three Hundred ($300.00) Dollars in cash or property of equivalent value.

ARTICLE VI.

        The shareholders of the corporation shall have pre-emptive right to acquire additional or treasury shares of the corporation.

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ARTICLE VII.

        The address of the initial registered office of the corporation in North Carolina is 604 Johnston Building, Charlotte, Mecklenburg County, North Carolina; and the name of the initial resident agent at such address is Charles S. Davis, Jr.

ARTICLE VIII.

        The number of directors constituting the initial board of directors shall be three (3); and the names and addresses of the persons who are to serve as directors until the first meeting of the shareholders, or until their successors be elected and qualify, are:

Name	Address
William F. Drinkard, Jr.	1314 Euclid Drive, Charlotte, N.C.
Charles S. Davis, Jr.	2405 South Cannon Blvd., Kannapolis, N.C.
Henry S. Brown	3439 Rosebud Lane, Raleigh, N.C.

ARTICLE IX.

        The names and addresses of the incorporators are:

Name	Address
Porter B. Byrum	5628 Closeburn Road, Charlotte, N.C.
Charles S. Davis, Jr.	2405 South Cannon Blvd., Kannapolis, N.C.
Era Law	201 Poplar Apts., Charlotte, N.C.

        IN WITNESS WHEREOF, we have hereunto set our hands and seals this 4th day of December, 1960.

/s/ PORTER B. BYRUM Porter B. Byrum	(SEAL)
/s/ CHARLES S. DAVIS, JR. Charles S. Davis, Jr.	(SEAL)
/s/ ERA LAW Era Law	(SEAL)

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STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

        I, JO ANN K. DANIEL, a Notary Public for said County and State, do hereby certify that PORTER B. BYRUM, CHARLES S. DAVIS, JR., and ERA LAW, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

        WITNESS my hand and notarial seal, this 4th day of December, 1960.

/s/ JO ANN K. DANIEL Notary Public

My commission expires:
April 15, 1961

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ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
MINERAL RESEARCH & DEVELOPMENT CORP.

        Pursuant to the provisions of Section 55-103 of the General Statutes of North Carolina, the undersigned Corporation hereby adopts and executes the following Articles of Amendment:

ARTICLE I.

        The name of the corporation is MINERAL RESEARCH & DEVELOPMENT CORP.

ARTICLE II.

        The following amendment was adopted by the Shareholders of the Corporation on March 30, 1967, in the manner prescribed in Chapter 55 of the General Statutes of North Carolina, entitled "BUSINESS CORPORATION ACT";

  "BE IT RESOLVED, that Article IV of the Articles of Incorporation of this corporation which reads: 'The total authorized capital stock of this corporation is $300,000.00, divided into 30,000 shares of the par value of $10.00 each be and the same is hereby amended to read: 'The total authorized capital stock of this corporation is $500,000.00, divided into 500,000 shares of the par value of $1.00 each."'

ARTICLE III.

        The number of shares of the Corporation outstanding at the time of such adoption was 17,916; and the number of shares entitled to vote thereon was 17,916.

ARTICLE IV.

        The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER
Common	17,916

ARTICLE V.

        The number of shares voted for such amendment was 17,916; and the number of shares voted against such amendment was none.

ARTICLE VI.

        The foregoing amendment does not give rise to dissenter's rights under Section 55-101(b) of the General Statutes of North Carolina for the reason that the only effect of such amendment is to change the par value of the stock of the corporation from $10.00 per share to $1.00 per share, and to increase the authorized capital.

        IN WITNESS WHEREOF, the undersigned corporation hereby executes these Articles of Amendment and certifies to the truth of the facts herein stated this 30th day of March, 1967.

MINERAL RESEARCH & DEVELOPMENT CORP.
	By:	/s/ WILLIAM F. DRINKARD, JR. William F. Drinkard, Jr., President
(CORPORATE SEAL) ATTEST:
/s/ CHARLES S. DAVIS, JR. Charles S. Davis, Jr., Secretary

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STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

        I, ERA LAW, a Notary Public, do hereby certify that on this 30th day of March, 1967, personally appeared before me, WILLIAM F. DRINKARD, JR., who, being by me duly sworn, declared that he is the President of MINERAL RESEARCH & DEVELOPMENT CORP., and that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true, and CHARLES S. DAVIS, JR., Secretary, does swear that the facts therein contained are true.

/s/ ERA LAW Era Law, Notary Public
(NOTARIAL SEAL)	My commission expires: 12/7/67
Drafted by: Byrum and Byrum Attorneys at Law 1716 Johnston Building Charlotte, N.C. 28202

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Attachment A

AGREEMENT OF MERGER

        AGREEMENT OF MERGER, dated as of June 26, 1985, among Laporte (United States) Inc., a Delaware corporation ("Buyer"), L(US)I Mergerco Inc., a North Carolina corporation and a wholly-owned subsidiary of Buyer ("Mergerco"), and Mineral Research & Development Corporation, a North Carolina corporation (the "Company").

        The Company, Buyer and Mergerco have determined that it is in their respective best interests to consummate a merger (the "Merger") pursuant to which all of the outstanding shares of capital stock of the Company will be acquired and the Company will become a wholly-owned subsidiary of Buyer.

        Accordingly, in consideration of the premises the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

MERGER OF MERGERCO INTO THE COMPANY

        1.01.    The Merger.    At the Effective Time (as defined in Section 1.03 hereof), in accordance with this Agreement and the Business Corporation Act of the State of North Carolina (the "North Carolina Act"), Mergerco shall be merged with and into the Company, the separate existence of Mergerco (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Company hereinafter sometimes is referred to as the "Surviving Corporation."

        1.02.    Effect of the Merger.    The Surviving Corporation shall possess all the rights, privileges, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities and duties of Mergerco and the Company (the "Constituent Corporations"); shall be vested with all assets and property, real, personal and mixed, and every interest therein, wherever located, belonging to each of the Constituent Corporations; and shall be liable for all the obligations and liabilities of each of the Constituent Corporations, all with the effect set forth in the North Carolina Act.

        1.03.    Effective Time of Merger.    The Merger shall become effective at the time at which Articles of Merger with respect thereto have been filed at the office of the Secretary of State of the State of North Carolina, pursuant to the North Carolina Act. Such time is referred to herein as the "Effective Time."

        1.04.    Charter; By-Laws.    The Charter and By-Laws of Mergerco, a copy of which is attached, as in effect immediately prior to the Effective Time, shall be the Charter and By-Laws of the Surviving Corporation (except that at the Effective Time, Article First of such Charter shall be deemed to be amended to change the name of Mergerco to "Mineral Research & Development Corporation") and thereafter shall continue to be its Charter and By-Laws until amended as provided therein and under the laws of the State of North Carolina.

        1.05.    Directors and Officers.    The Board of Directors of the Surviving Corporation shall be those persons who comprise the Board of Directors of Mergerco at the Effective Time. The principal officers of the Surviving Corporation shall be those persons duly appointed by the Board of Directors of the Surviving Corporation immediately after the Effective Time pursuant to the By-Laws of the Surviving Corporation and the laws of the State of North Carolina.

ARTICLE 2

CONVERSION AND EXCHANGE OF SHARES

        2.01.    Conversion of Shares.    The following will occur at the Effective Time:

        (a)   Each share of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be converted into and thereafter, shall represent the right to receive, following surrender of the certificate representing such share in accordance with Section 2.04, (i) $21 upon such surrender and (ii) $4 on the second anniversary of the Closing (as defined in Article 3) subject to the provisions of Section 11.02 and reduced by the amount of each Reduction (as defined in Section 11.02), if any, attributable to such share (the "Deferred Payment"), except that each share of Company Common Stock issued and held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired, and no payment shall be made with respect thereto.

        (b)   Each share of common stock, par value $1.00 per share, of Mergerco ("Mergerco Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into and shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (c)   The Merger shall not effect any change in the capital stock of Buyer.

        2.02.    Dissenting Shareholders.    Notwithstanding the provisions of Section 2.01(a) hereof, if any person shall perfect appraisal rights in accordance with Section 55-113 of the North Carolina Act (or such provision (a "Successor Provision") for appraisal rights as may amend or replace that Section) with respect to any shares of Company Common Stock, then (i) such shares shall be converted into the right to receive an amount of cash determined as prescribed by the North Carolina Act and (ii) the owner of such shares shall not be entitled to the consideration prescribed by Section 2.01(a) (including any additional consideration prescribed by clause (ii) thereof). No person shall be entitled to receive any consideration for any shares of Company Common Stock other than the consideration prescribed by this Agreement unless the owner of such shares shall have satisfied all conditions required by law for an effective exercise of appraisal rights. No person who has timely delivered to the Company a written notice of objection to the Merger in accordance with Section 55-113 of the North Carolina Act (or a Successor Provision) shall have the right to receive the payment provided for in Section 2.01(a) unless and until the right of such holder to payment for his shares of Company Common Stock under Section 55-113 shall cease.

        2.03.    Stock Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

        2.04.    Surrender of Certificates.    Each holder of record immediately prior to the Effective Time of a certificate or certificates representing shares of Company Common Stock converted upon the Merger in accordance with Section 2.01(a) (a "Former Stockholder") shall receive from the Surviving Corporation, as soon as practicable after the Effective Time, a form letter of transmittal for return to the Surviving Corporation (which form shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery of the certificates to the Surviving Corporation) and instructions for use in effecting the surrender of such certificates to the Surviving Corporation. Following surrender of such certificate representing shares of Company Common Stock, together with a properly completed and duly executed letter of transmittal and all other required documents (including such documents as may be required prior to a Deferred Payment to effect payment thereof), each such holder shall be entitled to receive, at the times and on the terms set forth in Section 2.01(a), a check representing the amount to which such holder is then entitled in respect of the shares represented by

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the certificates surrendered. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive the amounts due pursuant to Section 2.01(a) hereof, except as otherwise provided by law. If payment is to be made to a person other than the person in whose name a surrendered certificate is registered, it shall be a condition to such payment that the certificate so surrendered shall pay be endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not payable. The Deferred Payment, if any, shall be made to each person entitled to receive the amount set forth in Section 2.01(a)(i), and the right to receive such Deferred Payment shall not otherwise be transferable, except by operation of law and upon submission of documentation satisfactory to Buyer. Each successor to the interest of a Former Stockholder shall be subject to the obligations to which such successor's predecessor in interest shall have been subject. The cash attributable to any certificate theretofore issued which has been lost or destroyed shall be paid upon receipt of satisfactory evidence of ownership of the shares represented thereby and of appropriate indemnification. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Merger (including shares as to which dissenters' rights have been asserted) shall cease to have any rights with respect to such shares except as otherwise provided herein or by law. Buyer shall provide the funds required to make the payments due pursuant to Section 2.01(a).

        2.05.    Interest.    The amount due to each Former Stockholder pursuant to Section 2.01(a)(ii) will be paid with interest from the date of the Effective Time to the second anniversary of the Closing calculated at an annual rate equal to the most recent six month treasury bill rate quoted in the Wall Street Journal prior to the Effective Time. Such interest shall be paid with the payment referred to in Section 2.01(a)(ii). Except as set forth in this Section, no interest shall accrue or be payable with respect to any other amount to be received upon surrender of a certificate or certificates.

ARTICLE 3

CLOSING

        The Company, Buyer and Mergerco regularly shall communicate and consult with each other with respect to the fulfillment of the various conditions to the obligations under this Agreement of the parties hereto. The exchange of certificates, opinions and other documents contemplated by this Agreement in connection with the consummation of the Merger (the "Closing") shall take place at such time and place as Buyer shall designate by written notice to the Company given at least two days in advance of such date or at such other place or time as the parties shall agree, but in any event not later than ten days from the later of (i) the approval of this Agreement by the holders of shares of Company Common Stock in accordance with the North Carolina Act, and (ii) the date on which the last of the conditions necessary to consummate this Agreement is satisfied (other than those requiring an exchange of a certificate, opinion or other document at the Closing or the taking of other action at, or concurrently with, the Closing). The date on which the Closing occurs is referred to herein as the "Closing Date". In the event that at the Closing no party exercises any right it may have to terminate this Agreement and no condition to the obligations of the parties exists that has not been satisfied or waived, the parties shall at the Closing or as soon thereafter as practicable cause duly executed Articles of Merger with respect to the Merger to be filed with the office of the Secretary of State of the State of North Carolina in accordance with the North Carolina Act.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF MERGERCO AND BUYER

        Mergerco and Buyer hereby represent and warrant to the Company as follows:

        4.01.    Corporate Status.    Mergerco and Buyer are each corporations duly organized, validly existing and in good standing under the laws of the State of North Carolina, in the case of Mergerco, and Delaware, in the case of Buyer. Mergerco and Buyer each has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as it is now being conducted. Complete and correct copies of the Charter with all amendments thereto to the date hereof and By-Laws, as presently in effect, of Mergerco have previously been delivered to the Company.

        4.02.    Capitalization of Mergerco.    The authorized capital stock of Mergerco consists of 100,000 shares of Mergerco Common Stock, 100 of which shares are validly issued and outstanding, fully paid and nonassessable.

        4.03.    Authority; Binding Effect.    Each of Mergerco and Buyer has the corporate power to execute and deliver this Agreement and the other agreements, instruments and documents executed or delivered or to be executed or delivered by each of them pursuant, to this Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Mergerco and Buyer and do not and will not: contravene its charter or by-laws; conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound; or result in the creation of any lien, claim, charge, encumbrance, security interest, restriction on transfer or adverse claim of any kind or nature whatsoever on any of its properties or assets. This Agreement constitutes, and any other agreement required to be executed by Mergerco or Buyer pursuant hereto, will constitute, the legal, valid, binding and enforceable obligation of Mergerco and Buyer.

        4.04.    Consents.    Other than in connection or in compliance with the North Carolina Act, the execution, delivery and performance of this Agreement and such other agreements, documents or instruments by Mergerco or Buyer does not require any action or consent of, or filing or qualification with, any federal, state, municipal or other governmental authority or conflict with, or result in a breach of, any judgment, decree, order, statute, rule or regulation to which Mergerco or Buyer is subject. At the date hereof, neither Mergerco nor Buyer is a party to or subject to or bound by, any judgment, order, injunction or decree which may restrict or interfere with the performance of this Agreement by it. No consent of any party to any contract or agreement to which Mergerco or Buyer is a party or to which any of the property or assets of Mergerco or Buyer are subject is required for the execution, delivery and performance of this Agreement and such other agreements.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Mergerco and Buyer as follows:

        5.01.    Corporate Status; Subsidiaries.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is in good standing as a foreign corporation in California, Florida, Michigan and Texas and in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification. The Company has the corporate power and authority to own, lease and operate the properties used in

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its business and to carry on its business as it is now being conducted. The Company has previously delivered to Buyer, complete and correct copies of its Charter and all amendments thereto to the date hereof and its By-Laws, as presently in effect. The Company has no subsidiary or other affiliated corporation and owns no interest, and has no right or obligation to acquire any interest, in any other corporation, partnership or entity.

        5.02.    Capitalization.    The authorized capital stock of the Company consists of 500,000 shares of Company Common Stock, of which 323,160 shares are issued and outstanding and no shares are held in the treasury of the Company. All of the outstanding shares of Company Common Stock have been validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive right of shareholders or of any federal or state securities law. There are no outstanding subscriptions, options, warrants, rights or other agreements or commitments providing for the issuance of, or the granting of rights to acquire from the Company, any capital stock of the Company or securities convertible into or exchangeable for, capital stock of the Company; and there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company.

        5.03.    Compliance with Applicable Law.    The business of the Company is not being conducted in violation of any applicable law, the violation of which could have a material adverse effect on the financial condition, properties, business or results of operations of the Company.

        5.04.    No Default.    The Company is not in default or violation of any term, condition or provision of (a) its Charter or its By-Laws or other similar instrument, (b) any material agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound, or (c) any judgment, order, injunction or decree applicable to the Company.

        5.05.    Authority; Binding Effect.    The Company has the corporate power to execute and deliver this Agreement and the other agreements, instruments and documents executed or delivered or to be executed or delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (except, on the date hereof, for the approval and adoption of this Agreement by holders of shares of Company Common Stock) and do not and will not: contravene the Charter or By-Laws of the Company; conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound; or result in the creation of any lien, claim, charge, encumbrance, security interest, restriction on transfer or adverse claim of any kind or nature whatsoever on any of its properties or assets. This Agreement constitutes, and any other agreement required to be executed by the Company pursuant hereto will constitute, the legal, valid, binding and enforceable obligation of the Company.

        5.06.    Consents.    Other than in connection or in compliance with the North Carolina Act, the execution, delivery and performance of this Agreement and such other agreements, documents or instruments by the Company does not require any action or consent of, or filing or qualification with, any federal, state, municipal or other governmental authority or conflict with, or result in a breach of, any judgment, decree, order, statute, rule or regulation to which the Company is subject. At the date hereof, the Company is not a party to, nor subject to or bound by, any judgment, order, injunction or decree which may restrict or interfere with the performance of this Agreement by it. No consent of any party to any contract or agreement to which the Company is a party or to which any of the property or assets of the Company are subject is required for the execution, delivery and performance of this Agreement and such other agreements.

        5.07.    Financial Statements.    The books and accounts of the Company fairly reflect the transactions of the Company. The Company previously has delivered to Buyer a true and complete

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copy of (i) the balance sheet of the Company as at December 31 for each of the years 1981 through 1984 and the related statements of income, retained earnings and changes in financial position for the years ended on such dates, together with the notes thereto, in each case audited by and accompanied by the unqualified report of Coopers & Lybrand and (ii) the unaudited balance sheet of the Company as at March 31, 1985, and the related statements of income, retained earnings and changes in financial position for the period then ended, together with the notes thereto. All of the foregoing financial statements, including the notes thereto, are referred to herein collectively as the "Company Financial Statements" and the balance sheet of the Company as at December 31, 1984, together with the notes thereto, is referred to herein as the "Balance Sheet." The Company Financial Statements fairly present the financial position, results of operations, retained earnings and changes in financial position of the Company as at the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles applied on a consistent basis. Any additional financial and operating data of the Company furnished to Buyer pursuant to Section 6.05 of this Agreement will fairly present the financial position of the Company as at the date thereof and results of operations of the Company for the period then ended, and in each case will be in accordance with generally accepted accounting principles applied on a basis consistent with that of the aforesaid annual financial statements (except for normal year-end audit adjustments).

        5.08.    Absence of Undisclosed Liabilities.    The Company does not have any liabilities or obligations of any kind except (i) liabilities reflected, or for which full provision has been made, on the Balance Sheet, (ii) liabilities arising in the ordinary course of business after December 31, 1984, in accordance with past experience and practice, which in the aggregate do not and will not have a material adverse effect on the financial condition, properties, business, results of operations or prospects of the Company and (iii) liabilities set forth on Schedule 5.08, which have heretofore been fully disclosed to Buyer and which will not have a material adverse effect on the financial condition, properties, business or results of operations of the Company.

        5.09.    Income Taxes; Other Taxes.    The Company has duly filed all federal, state, county and local tax returns, reports and declarations which are required to be filed by it and has paid, or made provision for the payment of, all such taxes which were due pursuant to said returns or pursuant to any assessment received by it. The federal income tax returns of the Company have been subjected to audit through the calendar year 1976 and all adjustments proposed for such years have been fully satisfied. The federal income tax returns of the Company are closed through the calendar year 1981. There is no basis for a net material liability of the Company related to federal, state or local taxes.

        5.10.    Title.    Set forth on Schedule 5.10 hereto, is a list of all interests in real property owned by or leased to the Company and of all options or other contracts to acquire any such interest, specifying the location of each such property and any improvements thereon. The Company has good and marketable title to all such interests listed on Schedule 5.10 and to all real properties and all other assets and properties shown as owned by it on the Balance Sheet or purchased by it after the date of such Balance Sheet, and such assets and properties are in each case held free and clear of all mortgages, liens, charges and encumbrances, of any nature whatsoever, except (i) as stated on the Balance Sheet, (ii) defects in title, restrictions on use and liens, charges and encumbrances if any, which are not substantial in character, amount or extent, and which do not materially detract from the value or interfere with the present or proposed use of the property or asset subject thereto or affected thereby, or otherwise materially impair the business or operations of the Company and (iii) as stated on Schedule 5.10. The fixtures and improvements to such properties and all machinery, equipment and other tangible properties owned or used by the Company have been maintained in accordance with normal industry standards, and except as previously disclosed on Schedule 5.10, will be delivered in operating condition at the Effective Time (normal wear and tear and immaterial items excepted). The present use of such real property and such fixtures and improvements is in substantial conformity with such laws, ordinances, orders, requirements and regulations, and all necessary occupancy and other

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certificates and permits for the lawful use and occupancy thereof and the equipment therein have been issued and are presently in full force and effect. All notes or notices of violations of law, ordinances, orders or regulations noted in or issued by any state, county, municipal or local department having jurisdiction against or affecting any of such real property and such fixtures and equipment have been complied with. No use of such real property, improvements or intangible property is dependent upon the continuance of a non-conforming use or a special permit or license. All real property and improvements have access to such public roads including, but not limited to, those owned roads and driveways presently in use and such utilities and other services as are necessary for the present uses thereof.

        5.11.    Inventories.    All inventories of the Company are in good and usable or currently marketable condition and can reasonably be anticipated to be used, consumed or sold at normal mark-ups in the ordinary course of business (subject to any reserve for obsolete, off-grade or slow-moving items that may be reflected on the balance sheet of the Company as at December 31, 1984).

        5.12.    Accounts Receivable.    Schedule 5.12 hereto sets forth a list of all accounts receivable of the Company as of the Company's most recent balance sheet showing separately those receivables which as of such date have been outstanding (i) 1 to 15 days, (ii) 16 to 30 days, (iii) 31 to 45 days, (iv) 46 to 60 days and (v) more than 60 days.

        5.13.    Absence of Adverse Changes and Other Events.    Except as specifically disclosed on Schedule 5.13 or in the Balance Sheet and the related statements of income, retained earnings and changes in financial position, since December 31, 1984 there has not been any material adverse change or development in the business, assets (including accounts receivable), operations, liabilities, obligations, financial condition, results of operations or prospects of the Company, and no fact or condition exists or, to the best knowledge of the Company, is contemplated or threatened that might result in any such change. Without limiting the foregoing, since December 31, 1984:

        (a)   the Company has not conducted its business or taken any action other than in the usual and ordinary course of its business;

        (b)   there has been no material casualty to, or loss of, any material asset of the Company (whether or not covered by insurance,);

        (c)   there has been no change in any accounting method used by the Company; and

        (d)   the Company has not:

            (i)    declared, set aside or paid any dividend or other distribution in respect of its capital stock or directly or indirectly redeemed, purchased or otherwise acquired any of its securities;

            (ii)   except as reasonably called for pursuant to formulas contained in existing benefit plans or otherwise or in the ordinary course of business, agreed to (x) any increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents over the amount paid at December 31, 1984 (except for bonuses described in Schedule 5.13) or (y) any amendment to any employee benefit plan or arrangement of the Company;

            (iii)  entered into any employment agreement for a fixed term or any deferred compensation agreement with any oil its directors, officers or employees;

            (iv)  made any amendment of, terminated, committed a material breach of or consented to non-compliance by another party with the terms of any outstanding contract, agreement, lease or understanding to which the Company is a party and which is material to the business of the Company;

            (v)   entered into any material commitment or transaction;

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            (vi)  amended or otherwise changed its Charter or By-Laws or other similar instrument;

            (vii) sold or otherwise disposed of any assets or properties having an aggregate value which would be material to the business of the Company (except for product sales in the ordinary course of business);

            (viii)   entered into any joint venture, partnership or other agreement in respect thereto;

            (ix)  incurred any liability or obligation, or indebtedness for borrowed money or made any commitment to borrow money, or any guarantee in respect thereof, except current liabilities and obligations incurred in the ordinary course of business, and current unsecured indebtedness incurred in the ordinary course of business pursuant to revolving credit agreements or other lines of credit with banks existing at December 31, 1984 (including any renewals thereof);

            (x)   been delinquent in the payment of any installment of principal and interest or of interest, as the case may be, as it came due with respect to indebtedness; or

            (xi)  authorized or approved any agreement or commitment to do any of the foregoing.

        5.14.    Litigation; Investigation.    No investigation or review by any governmental entity with respect to the Company is pending or, to the best knowledge of the Company, threatened, nor has any governmental entity indicated to the Company an intention to conduct the same. Except as disclosed on Schedule 5.14, there is no action, suit or proceedings pending or, to the best knowledge of the Company, threatened or in prospect against or affecting the Company, its officers or directors (in their capacities as such), at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Neither the Company nor any officer or director (in their capacities as such) is subject to any judgment, decree, writ, injunction or order of any governmental, administrative or judicial authority.

        5.15.    Contracts.    Schedule 5.15 sets forth a complete and accurate list of all contracts, agreements, leases, documents, instruments and understandings of any kind, material to the Company, whether written or oral, to which the Company is a party or by which its properties or assets maybe bound or affected (the "Contracts"), and each such contract is in full force and effect and is valid, binding and enforceable upon the parties thereto. True and complete copies of all the Contracts (or summaries in the case of oral Contracts), have heretofore been delivered to Buyer. Neither the Company nor any other party thereto is in breach or default, and no event has occurred which with notice or lapse of time or both would become a breach or default, under any such Contract and no party to any such Contract has given any notice of any claimed breach.

        5.16.    Contract Disputes.    There are no unresolved disputes involving the Company under any mortgage, indenture, contract, agreement, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of its properties may be subject involving in the aggregate an amount in excess of $5,000.

        5.17.    Labor Relations.    The Company has paid or made provision for the payment of all salaries and wages accrued through the date hereof, and all salaries and wages accrued and payable are fully reflected on the Balance Sheet. The Company has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. There are no material controversies pending or, to the best knowledge of the Company, threatened between the Company and any of its employees. No union or other collective bargaining unit has been certified or recognized by the Company as representing any of its employees, nor has there been any

8

labor union organizing activity (other than two unsuccessful attempts to organize employees at the Company's Texas plant), actual or threatened employee strikes, work stoppages, unfair labor practices, slow-downs or other labor disputes or disturbances involving the Company and its employees.

        5.18.    ERISA.    The Company does not maintain or is not required to make contributions to any pension, profit sharing or other employee pension benefit plan (including, without limitation, any such plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 "ERISA") in which employees of the Company participate (any "Company Benefit Plan") other than the Mineral Research & Development Corp., Profit Sharing Plan (the "Plan"). The Company has furnished to Buyer true, complete and accurate copies of the Plan and the related trust (the "Trust") and of the most recent financial statements with respect thereto. The Plan is the only Company Benefit Plan intended to be qualified under Section 401 of the Internal Revenue Code ("the "Code"). The Company has received a determination letter from the IRS stating that the Plan and Trust are qualified under the Code and that the Trust is exempt under Section 501 of the Code. Since the date of such determination Letter, there have been no amendments to the Plan or Trust and there has been no action taken, or failure to act, by the Company which would cause the Plan and Trust to cease to be so qualified or the Trust to cease to be so exempt. The Plan is in compliance with the reporting and disclosure requirements of ERISA and has timely filed all returns required under the Code. Neither the Company nor to the knowledge of the Company, any trustee or administrator, or any party in interest (as defined in Section 3(14) of ERISA) has committed a "prohibited transaction" (as such term is defined in ERISA or the Code) or has committed a breach of fiduciary responsibility (as defined in ERISA or the Code) with respect to the Plan. Other than routine claims for benefits under the Plan in the ordinary course of business, there are no actions, suits or claims pending, or to the knowledge of the Company, threatened, against the Plan or any of its assets.

        5.19.    Licenses, Franchises and Rights.    The Company owns or has the right to use in accordance with the terms thereof all necessary franchises, licenses, permits (including the permits required for discharge of effluents and pollutants into the water system), consents, approvals or authorizations of any public or governmental agency, necessary to the conduct by the Company, of its business (as now and heretofore conducted and as proposed to be conducted by the Company), all of which are listed on Schedule 5.19 hereof and true and correct copies of which have heretofore been delivered to Buyer. Each such necessary franchise, license, permit, consent, approval or authorization is in full force and effect and the Company is in compliance with all its obligations with respect thereto. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing.

        5.20.    Trademarks, Patents, Etc.    Schedule 5.20 hereof contains a true and complete list of all trademarks, trade names, servicemarks, servicenames, patents; copyrights, and applications therefor, owned by or licensed to the Company (the "Intellectual Property"), all of which have heretofore been delivered to Buyer. Except as set forth on Schedule 5.20, all Intellectual Property has been duly registered in, filed in or issued by, the United States Patent and Trademark Office, states of the United States or the corresponding offices of other jurisdictions. Except as set forth on Schedule 5.20, the Company is the sole and exclusive owner of the patents, copyrights and applications listed thereon and has the sole and exclusive right to use the trademarks, trade names, servicemarks and servicenames listed thereon for the goods or services for which registered, and the Company has not received any notice from any other person pertaining to or challenging the right of the Company to use any of the Intellectual Property or any of the trade secrets, inventions, know-how, formulae, processes and procedures owned by or licensed to Company (the "Technology"). Except as set forth on Schedule 5.20, the Company has not granted any outstanding licenses or other rights, or has obligations to grant licenses or other rights, under any of the Intellectual Property or the Technology. No claims have been made by the Company of any violation or infringement by others of the rights of the Company with respect to any Intellectual Property or Technology, and the Company knows of no basis for the making

9

of any such claim. There are no interference or other contesting proceedings, either pending or, to the best knowledge of the Company, threatened in the United States Patent and Trademark Office or any federal, state or local court or before any other United States or foreign governmental agency or tribunal relating to any pending application with respect to Intellectual Property. The Company has not violated or infringed any Intellectual Property or Technology held by others, or any license, authorization or permit held by the Company, which violations and infringements, either singly or in the aggregate, would have a material adverse effect on the financial condition, businesses or operations of the Company. Except as set forth on Schedule 5.20, the Company owns, or has rights to use pursuant to valid, binding and enforceable licenses or other agreements, all Intellectual Property and Technology used or held for use in connection with the business of the Company or necessary to conduct its business as now conducted, and such rights will not be adversely affected by the Merger or the consummation of the other transactions contemplated by this Agreement or the Stock Purchase Agreement.

        5.21.    Insurance.    The Company carries insurance (including title insurance) with respect to its properties and business in such amounts as may be required pursuant to any material franchise, license, agreement or permit to which it is a party all as shown on Schedule 5.21 attached hereto. Copies of all such policies have been furnished to Buyer. All such policies are in full force and effect, and the Company has not received any notice of cancellation with respect thereto, except as stated on Schedule 5.21.

        5.22.    Transactions with Interested Persons.    The Company is not and, since December 31, 1984 has not been, a party to any contract or other arrangement not negotiated at arm's length, and, except as disclosed on Schedule 5.22, the Company is not and, since December 31, 1984 has not been, a party to any contract or other agreement with any stockholder or director of the Company.

        5.23.    Environmental Matters.    All hazardous wastes generated by the Company have been disposed of according to all applicable laws, and the Company has no liability as a result of the disposal of such wastes, except as previously disclosed on Schedule 5.23.

        5.24.    Brokers or Finders.    No broker or finder is entitled to any brokerage or finder's fee or other commission or fee from the Company based upon arrangements made by or on behalf of the Company in connection with the transactions contemplated hereby or by the Management Stockholder Agreement.

        5.25.    Disclosure.    No statement contained in the Company Financial Statements, the Company Statement (as defined in Section 6.03 hereof) or in any Schedule, document, certificate, or other writing furnished or to be furnished by or on behalf of the Company to Mergerco or to Buyer or any of its affiliates or representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

        5.26.    Merger Expenses.    Expenses incurred by the Company pursuant to the Merger and the other transactions contemplated by this Agreement shall not exceed in the aggregate $35,000.

ARTICLE 6

COVENANTS OF THE COMPANY

        The Company hereby covenants and agrees with Mergerco and Buyer as follows:

        6.01.    Acquisition Proposals.    Prior to the Effective Time, the Company shall not enter into discussions or negotiations with any third party relating to or otherwise approve (or approve any unsolicited offer regarding) any business combination, merger, sale or other disposition of any

10

substantial part of the Company's assets or securities other than as contemplated by this Agreement; and the Company shall instruct any officer, director, agent or affiliate of the Company to refrain from doing any of the above.

        6.02.    Conduct of Business.    During the period from the date of this Agreement to the Effective Time: the Company shall (a) maintain its properties and the character of its business as now established, (b) operate its business in the usual; regular and ordinary manner, (c) use best efforts to preserve its present business organization and relationships and the goodwill of suppliers, customers, employees and others having business relations with it and (unless Buyer otherwise agrees) keep available the services of its officers and employees, and (d) satisfy its obligations under all existing material agreements and commitments. Without limiting the foregoing, the Company shall not (i) amend its Charter or By-Laws, (ii) make any changes in its authorized or outstanding capital stock or otherwise in its capital structure, (iii) knowingly do any act or omit to do any act which will cause a breach of any material contract to which it is a party, (iv) make any commitment for capital expenditures in excess of $5,000 individually or $20,000 in the aggregate, or (v) undertake or enter into any material contracts, obligations or commitments, except as may be permitted under clause (iv) above.

        6.03.    Meeting of Stockholders.    The Company shall (subject to the applicable requirements of the North Carolina Act and its Charter and By-Laws) duly give notice of, and duly call, a special meeting of the holders of Company Common Stock to be held at the earliest practicable date for the purpose of voting on and approving this Agreement. In connection with the special meeting, the Company shall timely prepare and distribute summary materials (the "Company Statement") to its stockholders in accordance with applicable laws, which Company Statement shall be satisfactory in form and substance to Buyer.

        6.04.    Access to Records.    The Company shall furnish Buyer or Mergerco with such information concerning the Company as Buyer or Mergerco shall from time to time reasonably request and shall afford to Buyer and Mergerco and their officers, employees, counsel, accountants and other authorized representatives access, during normal business hours, to all of the properties, books, contracts, commitments and records of the Company and furnish promptly to Buyer or Mergerco all other information concerning its business, properties and personnel as Buyer or Mergerco may reasonably request, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the parties to this Agreement.

        6.05.    Additional Financial Statements.    The Company shall furnish to Buyer as soon as practicable monthly unaudited financial statements of the Company for periods subsequent to March 31, 1985.

        6.06.    Licenses, Consents and Approvals.    The Company shall use its best efforts to obtain all licenses, consents or other approvals required to be obtained by the Company and to make all necessary filings in connection with the carrying out of the transactions contemplated by this Agreement and the continued operation of its business after the Merger (including without limitation the consents referred to in Section 5.06).

ARTICLE 7

COVENANTS OF MERGERCO AND BUYER

        Mergerco and Buyer hereby covenant and agree with the Company as follows:

        7.01.    Voting.    Buyer shall give its written consent or shall vote all shares of Mergerco Common Stock and Company Common Stock (if any) which it owns or over which it has voting power at the time this Agreement is submitted to the holders of shares of Mergerco Common Stock and Company Common Stock, respectively, for the approval and adoption of this Agreement.

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        7.02.    Required Information.    Mergerco or Buyer will furnish the Company with all information concerning Mergerco or Buyer reasonably required for inclusion in the Company Statement.

        7.03.    Licenses, Consents and Approvals.    Buyer shall use its best efforts to obtain, and to cause Mergerco to obtain, all licenses, consents or other approvals required to be obtained by it, and shall make all necessary filings, in connection with the carrying out of the transactions contemplated by this Agreement.

ARTICLE 8

MUTUAL COVENANTS

        Buyer and the Company hereby covenant and agree with one another as follows:

        8.01.    Performance.    Buyer and the Company will each take all action necessary to render accurate, as of the Closing, its representations and warranties contained herein, and shall refrain from taking any action which would render any such representation or warranty inaccurate as of such time. Buyer and the Company shall each use its best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by it hereunder and between the date hereof and the Effective Time, shall each promptly give notice to the other of the occurrence of any event, or the failure of any event to occur, that results, or could result, in a breach of any representation or warranty made by it herein or any failure to comply with any covenant, condition or agreement contained herein.

        8.02.    Publicity; Filings.    The Company and Buyer shall consult with one another and obtain prior written consent before issuing any press releases or otherwise making public statements with respect to the Merger and the transactions contemplated hereby. The Company and Buyer shall, as soon as practicable after reasonable request therefor, consult with and furnish one another with any information required for inclusion in any filing, statement or application to be made with any federal or state governmental or regulatory agency with respect to the transactions contemplated by this Agreement.

        8.03.    Taking of Necessary Action; Further Action.    Buyer, Mergerco and the Company, respectively, shall take all such lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take for no further consideration, all such lawful and necessary action.

ARTICLE 9

CONDITIONS TO OBLIGATIONS OF MERGERCO AND BUYER

        The respective obligations of Mergerco and Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Mergerco or Buyer, as the case may be, to the extent permitted by applicable law:

        9.01.    Stockholder Approval.    This Agreement shall have been duly approved by the holders of shares of Company Common Stock in accordance with the North Carolina Act.

        9.02.    Dissenters.    The holders of more than 1% of the outstanding shares of Company Common Stock shall not have asserted statutory dissenter's rights under the North Carolina Act.

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        9.03.    Certified Copies of Resolutions.    At the Closing, the Company shall have furnished Buyer with copies of (a) resolutions duly adopted by the Board of Directors of the Company approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (b) the resolution duly adopted by the stockholders approving this Agreement as required by Section 9.01 hereof, said resolutions to be certified by the Secretary or Assistant Secretary of the Company.

        9.04.    Opinions of the Company's Counsel.    At the Closing, the Company shall furnish Buyer and Mergerco with an opinion, dated the Closing Date, of Byrum, Byrum, and Tucker, counsel to the Company (or other counsel satisfactory to Buyer with respect to matters relating to the law of jurisdictions other than North Carolina), in form and substance satisfactory to Buyer and its counsel.

        9.05.    Company Representations; Warranties; Agreements; Covenants.    The representations and warranties of the Company contained in this Agreement shall be true and correct at the date hereof and at the Closing Date, with the same force and effect as if made on and as of the Closing Date in exactly the same language, and the Company shall have performed all obligations, complied with all covenants and satisfied all conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Closing.

        9.06.    Management Stockholder Representations; Warranties; Agreements; Covenants.    The representations and warranties of each of the Management Stockholders contained in the Management Stockholder Agreement shall be true and correct at the date hereof and at the Closing Date, with the same force and effect as if made on and as of the Closing Date in exactly the same language, and each of the Management Stockholders shall have performed all obligations and complied with all covenants required by the Management Stockholder Agreement to be performed or complied with by them at or prior to the Closing.

        9.07.    Company Compliance Certificate.    At the Closing, the Company shall furnish Buyer and Mergerco with a certificate dated the Closing Date, in form and substance satisfactory to Buyer, and signed by its President, Secretary and chief financial or accounting officer, to the effect that the conditions specified in Section 9.05 hereof have been satisfied.

        9.08.    Management Stockholder Compliance Certificate.    At the request of Buyer prior to the Closing, each Management Stockholder shall furnish Buyer and Mergerco with a certificate dated the Closing-Date, in form and substance satisfactory to Buyer, to the effect that, as to such Management Stockholder, the conditions specified in Section 9.06 hereof have been satisfied.

        9.09.    Filings and Consents.    On the Closing Date, all filings required to be made prior to the Closing with, and all consents or approvals required to be obtained from, governmental and regulatory authorities of the United States, the several States and foreign jurisdictions and any other person in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company shall have been made or obtained (as the case may be).

        9.10.    No Restraints.    There shall be no suit, action or other proceeding pending or threatened before any court or before or by any governmental agency in which it is sought to restrain, prohibit, invalidate or set aside in whole or in part the consummation of this Agreement or the transactions contemplated hereby or to obtain substantial damages from Buyer or any affiliate of Buyer in connection therewith. There shall be in effect no order or injunction of a court or governmental authority restraining or prohibiting the transactions contemplated hereby.

        9.11.    Options.    On the Closing Date there shall be outstanding no option to purchase from the Company any shares of capital stock of the Company and any plans or agreements permitting or granting such options. shall have been terminated.

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        9.12.    Management.    Those officers and employees of the Company which are identified on a list previously furnished to the Company by Buyer shall be in the employment of the Company on the Closing Date and the Company and Mr. Charles S. Davis, Jr. shall have entered into an employment agreement. All directors of the Company shall have delivered duly executed resignations to the Company, effective as of the Closing Date.

        9.13.    Accountant's Letter.    Buyer and Mergerco shall have received a letter in form and substance satisfactory to Buyer from Coopers & Lybrand, the independent certified public accountants for the Company.

        9.14.    Insurance.    The insurance policies listed on Schedule 5.21 shall continue to be in full force and effect.

        9.15.    Other Closing Documents.    The Company shall have delivered to Buyer at or prior to the Closing such other documents as Buyer may reasonably request in order to enable Buyer to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

ARTICLE 10

CONDITIONS TO OBLIGATIONS OF THE COMPANY

        The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

        10.01.    Stockholder Approval.    This Agreement shall have been duly approved by the holders of shares of Company Common Stock in accordance with the North Carolina Act.

        10.02.    Certified Copies of Resolutions.    At the Closing, Mergerco and Buyer each shall have furnished the Company with copies of (a) resolutions duly adopted by its Board of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable it to comply with the terms of this Agreement and (b) the resolution (or written consent) duly adopted by Buyer, as the sole shareholder of Mergerco approving this Agreement, said resolutions to be certified by the Secretary or Assistant Secretary of Mergerco or Buyer, as the case may be.

        10.03.    Opinions of Buyer's Counsel.    At the Closing, Buyer shall furnish the Company with an opinion, dated the Closing Date, of Hughes Hubbard & Reed, counsel to Buyer, in form and substance satisfactory to the Company and its counsel.

        10.04.    Representations; Warranties; Agreements; Covenants.    The respective representations and warranties of Mergerco and Buyer contained in this Agreement shall be true and correct at the date hereof and at the Closing Date, with the same force and effect as if made on and as of the Closing Date in exactly the same language, and Mergerco and Buyer each shall have performed all obligations, complied with all covenants and satisfied all conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Closing.

        10.05.    Compliance Certificates.    At the Closing, Mergerco and Buyer each shall furnish the Company with a certificate dated the Closing Date, in form and substance satisfactory to the Company, and signed on behalf of Mergerco and Buyer, respectively, by its Chairman or President, to the effect that the conditions specified in Section 10.04 hereof have been satisfied.

        10.06.    Filings and Consents.    On the Closing Date, all filings required to be made prior to the Closing with, and all consents and approvals required to be obtained from, governmental and regulatory authorities of the United States, the several States and foreign jurisdictions in connection with the execution, delivery and performance of this Agreement and the consummation of the

14

transactions contemplated hereby by Mergerco and Buyer shall have been made or obtained (as the case may be).

        10.07.    No Restraints.    There shall be in effect no order or injunction of a court or governmental authority restraining or prohibiting the transactions contemplated hereby.

        10.08.    Other Closing Documents.    Mergerco and Buyer shall have delivered to the Company at or prior to the Closing such other documents as the Company may reasonably request in order to enable the Company to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

ARTICLE 11

SURVIVAL; DEFERRED PAYMENT

        11.01.    Survival.    Subject to the terms and limitations set forth herein, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement or any Exhibit or Schedule hereto or any certificate delivered at the Closing shall survive the Closing, notwithstanding any investigations heretofore or hereafter made or omitted by any party hereto.

        11.02.    Determination of Deferred Payment.    Subject to the provisions of this Article 11, Buyer shall make the Deferred Payment to each Former Stockholder or any permitted assignee or successor of such person (if such assignment or succession complies with Sections 2.04 and 13.02). The Buyer shall have the right to reduce (the "Reduction") the aggregate payments of $4 per share of Company Common Stock otherwise due pursuant to Section 2.04(a)(ii) by the amount of any and all liabilities, obligations, losses, damages, claims, actions and deficiencies which Buyer, the Company, their respective corporate parents, and their officers, employees and directors ("Indemnified Parties") shall incur, resulting from or arising out of or as to which there was any breach of any representation, warranty, agreement or covenant made by the Company in this Agreement, any Exhibit or Schedule hereto or any certificate or document delivered at the Closing, as well as against any cost or expense incurred by any of them in connection therewith, all of the foregoing being referred to individually as a "Claim" and collectively as "Claims." The pro rata portion of the Reduction attributable to each share of Company Common Stock shall be determined by dividing the total amount of all Reductions pursuant to this Section by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (other than shares as to which appraisal rights have been perfected pursuant to the North Carolina Act.) No Indemnified Party shall be required to assert a Claim against the Company or any other party prior to a Reduction by the Buyer or at any other time. No payment otherwise due for the account of a Former Stockholder shall be made if and to the extent that the amount remaining following such payment would be insufficient to cover such Former Stockholder's pro rata share of outstanding good faith claims for a Reduction hereunder. Nothing in this Section shall permit the reduction of the per share consideration payable upon the Merger by more than $4. The rights of an Indemnified Party under this Section are in addition to such other rights and remedies as such Indemnified Party may have under this Agreement or otherwise, except that nothing in this sentence shall modify or render inapplicable the limitation set forth in the foregoing sentence.

        11.03.    Reduction Procedure.

        The Buyer shall notify the Former Stockholders entitled to a Deferred Payment of any Reduction hereunder. Such notice will describe the Claim giving rise to such Reduction in reasonable detail. In the event that Former Stockholders holding immediately prior to the Effective Time more than fifty percent of the outstanding Company Common Stock notify Buyer in writing, within 15 days after receipt of the notice of Reduction, that they contest such Reduction, Buyer will negotiate in good faith with a duly appointed representative of such Former Stockholders to resolve as promptly as possible

15

any dispute as to responsibility for, or the amount of, each Claim giving rise to such Reduction. Failure to respond to a notice of Reduction shall be deemed an acceptance thereof.

ARTICLE 12

TERMINATION

        12.01.    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (i) by the mutual consent of Buyer and the Company expressed by action of their respective Boards of Directors, and (ii) by action of either the Board of Directors of Buyer or the Company, before or after the approval of this Agreement by holders of shares of Company Common Stock, if the Merger shall not have become effective (other than by reason of default by the terminating party) within sixty days of the execution of this Agreement by Mergerco, Buyer and the Company or such later date as shall have been approved by the Boards of Directors of both Buyer and the Company. If any party hereto shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other parties specifying the provision hereof pursuant to which such termination is made.

        12.02.    Effect of Termination.    Except (i) in the case of termination for any breach of this Agreement and (ii) for the obligations contained in Sections 13.01 and (with respect to the Non-Disclosure Agreement) 13.02 hereof, upon the termination of this Agreement pursuant to this Article 12, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.

ARTICLE 13

MISCELLANEOUS

        13.01.    Expenses.    The Company shall pay all costs and expenses, including the fees of counsel, in connection with this Agreement and the transactions contemplated hereby. Buyer and Mergerco shall pay their own expenses, including the fees of counsel, in connection with this Agreement and the transactions contemplated hereby.

        13.02.    Entire Agreement.    Except for the Non-Disclosure Agreement, dated March 25, 1985, between the Company and Laporte America, Inc., by which the parties hereto will abide, and except for the Management Stockholder Agreement, this Agreement (including the Schedules, documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder and (c) shall not be assignable by operation of law or otherwise, except to the extent provided by Section 2.04.

        13.03.    Modification or Amendment.    At any time prior to the Effective Time, the parties hereto may, by written agreement, make any modification or amendment of this Agreement approved by their respective Boards of Directors; provided, however, that any modification or amendment made subsequent to the adoption of this Agreement by the holders of Company Common Stock shall not modify or alter (a) the per share consideration to be received by holders of Company Common Stock in the Merger, as set forth in Article 2 hereof, (b) the Charter of the Company or (c) any other term or condition hereof if such modification or amendment would adversely affect the holders of Company Common Stock. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

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        13.04.    Waiver.    No breach of any covenant, agreement, warranty or representation made herein (including the Schedules, documents and instruments referred to herein) shall be deemed waived unless expressly waived in writing by the party who might assert such breach.

        13.05.    Counterparts.    For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to constitute an original, and shall become binding upon and effective with respect to Mergerco, Buyer and the Company when one or more counterparts shall have been signed by Mergerco, Buyer and the Company and delivered to the others.

        13.06.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to conflict of laws.

        13.07.    Notices.    Any notice, payment or other communication to be given hereunder by any party to the others shall be in writing and delivered personally against receipt or sent by registered or certified mail, postage prepaid, as follows:

  If to Mergerco or Buyer,

    Laporte (United States) Inc.
    3503 Cedar Knolls Drive
    Building B
    Kingwood, Texas 77339

    Attention: President

  With a copy to:

    Laporte Industries (Holdings) PLC
    Hanover House
    14 Hanover Square
    London WIR OBE
    England

    Attention: Company Secretary

  and to:

    Hughes Hubbard & Reed
    One Wall Street
    New York, New York 10005

    Attention: Candace K. Beinecke

  If to the Company, to:

    Mineral Research & Development Corporation
    P. O. Box 610
    Harrisburg, North Carolina 28075

    Attention: President

  If to any Former Stockholder, to:

    the address of such Former Stockholder set forth on Exhibit A hereto or to such other persons or addresses as may be designated in writing in accordance with the provisions of this Section by the party to receive such notice. Any notice or other communication mailed by registered or certified mail shall be deemed given at the time of mailing thereof.

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        13.08.    Obligation of Buyer.    Whenever this Agreement requires Mergerco to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer, as sole shareholder of Mergerco, to cause Mergerco to take such action.

        13.09.    Headings.    The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

        IN WITNESS WHEREOF, Mergerco, Buyer and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized all as of the date first written above.

L(US)I MERGERCO INC.
	By:	/s/ MICHAEL M. STARK Title: President
Attests
/s/ CANDACE K. BEINECKE Candace K. Beinecke Secretary
LAPORTE (UNITED STATES) INC.
	By:	/s/ MICHAEL M. STARK Title: President
Attest:
/s/ CANDACE K. BEINECKE Candace K. Beinecke Secretary
MINERAL RESEARCH & DEVELOPMENT CORPORATION
	By:	/s/ CHARLES S. DAVIS Title: President
Attest:
/s/ PORTER B. BYRUM Porter B. Byrum Secretary

18

EXHIBIT A

SHAREHOLDERS OF MINERAL RESEARCH & DEVELOPMENT CORPORATION

# SHARES	NAME	ADDRESS
669	Dr. Robert F. Abernathy (###-##-####)	65 Cedar Hill Road Dover, MA 02030
300	Charles Thorn Baccich (###-##-####)	3334 Sunnybrook Drive Charlotte, NC- 28210
100	Georgine Thorn Baccich (###-##-####)	2322 Sedley Road Charlotte, NC 28211
1,425	Barfox Company, Trust Investment Dept. (56-3034737)	NC National Bank P. O. Box 120 Charlotte, NC 28201
200	Nina B. Bennet (###-##-####)	7438 Pinetree Lane Lake Clark Shores, FL 33,
50	Jerry A. Blair (###-##-####)	3500 Barkley Downs Dr. Charlotte, NC 28209
45	Ronda K. Bolick (###-##-####)	P. O. Box 9842 Greensboro, NC 27408
600	Harry M. Boyd (###-##-####)	1620 Sterling Road Charlotte, NC 28200
225	J. Frank Bragg, Jr. (###-##-####)	500 E. Morehead Street Charlotte, NC 28202
10,010	Elizabeth D. Brand (###-##-####)	608 Llewllyn Place Charlotte, NC 28207
Elizabeth D. Brand, Custodian for:
4,260	Robert Alfred Brand, IV (###-##-####)	608 Llewllyn Place
4,260	Mary Dalton Brand (###-##-####)	Charlotte, NC 28207
4,260	Elizabeth Lee Brand (###-##-####)
2,385	Sally McRae Brand (###-##-####)
300	Robert Alfred Brand, III (###-##-####)	608 Llewllyn Place Charlotte, NC 28207
50	James E. Brennan (###-##-####)	1616 Cavenish Court Charlotte, NC 28211
300	June T. Broadwick (###-##-####)	686 Llewllyn Place Charlotte, NC 28207
667	Margaret M. Brooks (###-##-####)	2014 Belvedere Ave. Charlotte, NC 28205
100	Dr. Charles W. Brown (###-##-####)	2127 Queens Road, East Charlotte, NC 28207
1,439	Henry S. Brown (###-##-####)	2114 Buckingham Road Raleigh, NC 27600
661	Wilda E. Brown (###-##-####)	2114 Buckingham Road Raleigh, NC 27600

6,000	Bull & Company (56-6034731)	P. O. Box 3075 Winston-Salem, NC 27102
300	Robert N. Burris (###-##-####)	2414 Richardson Drive Charlotte, NC 28211
44,750	Porter B. Byrum (###-##-####)	Suite 415, Addison Bldg. 222 South Church Street Charlotte, NC 28202
50	Louise B. Carter (###-##-####)	Rt. 6, Box 265 Asheboro, NC 27203
10,000	James G. Cannon (###-##-####)	P. O. Box 31488 Charlotte, NC 28231
500	Cudd & Company (13-6022143)	c/o Chase Manhattan Bank, N.A. P. O. Box 2045 New York, NY 10081
400	Charles 0. Dalton (###-##-####)	500 E. Morehead Street Charlotte, NC 28202
6,200	Dalton Company LTD (56-1158032)	736 Wachovia Center Charlotte, NC 28285
7,043	David M. Dalton (###-##-####)	736 Wachovia Center Charlotte, NC 28285
8,682	Harry L. Dalton (###-##-####)	736 Wachovia Center Charlotte, NC 28285
2,200	Harry L. Dalton, Trustee for: David M. Dalton (###-##-####)	736 Wachovia Center Charlotte, NC 28285
32,165	Mary K. Dalton (###-##-####)	736 Wachovia Center Charlotte, NC 28285
1,000	Mastin R. Dalton (###-##-####)	c/o Monsanto Co., Suite 40 6230 Fairview Road Charlotte, NC 28210
100	Parks H. Dalton (###-##-####)	2700 NCNB Plaza Charlotte, NC 28280
100	Robert I. Dalton, Jr. (###-##-####)	Suite 404 330 S. Tryon Street Charlotte, NC 28202
1,160	Harry L. Dalton Foundation, Inc. (56-6048431)	736 Wachovia Center Charlotte, NC 28285
2,875	Charles Mann Davis (###-##-####)	3221 Farm Lake Road Concord, NC 28025
42,811	Charles S. Davis, Jr. (###-##-####)	Rt. 4, Box 184 Concord, NC 28025

2,875	Mary Kathleen Davis (###-##-####)	Rt. 4, Box 184 Concord, NC 28025
6,000	Mrs. Charles S. Davis, Sr. (###-##-####)	Route 1, Box 1045 Huntersville, NC 28078
14,135	Faye McQueen Davis (###-##-####)	Rt. 4, Box 184 Concord, NC 28025
7,400	John B. Davis (###-##-####)	Route 1 Huntersville, NC 28078
2,000	Mary Summers Davis (###-##-####)	Route 7 Charlotte, NC 28200
2,000	Silas W. Davis (###-##-####)	Route 7 Charlotte, NC 28200
10	Josephine Houston Deans (###-##-####)	Rt. 3, Box 39TS Purvis, MS 39475
6,000	Martha Davis Drinkard (###-##-####)	6516 Tall Oaks Trail Charlotte, NC 28210
Martha Davis Drinkard, Custodian U/G/M for:
150	Nisha Faye Drinkard (###-##-####)	6516 Tall Oaks Trail
150	Nicole Frances Drinkard (###-##-####)	Charlotte, NC 28210
150	Nena Alta Drinkard (###-##-####)
200	William H. Fink, Jr. (###-##-####)	Rt. 2, Box 106 Gold Hill, NC 28071
Margaret Galas, Custodian U/G/M for:
500	Megan N. Galas (###-##-####)	1051 Wisconsin River Dr.
500	Reid Galas (###-##-####)	Port Edwards, WI 54469
500	Matthew K. Galas (###-##-####)
669	Sally A. Eads (###-##-####)	Box 161 Fincastle, VA 24090
200	Dr. John B. Gallent (###-##-####)	Lorimer Drive Davidson, NC 28036
4,000	Daniel L. Garmon (###-##-####)	Route 9, Box 236 Concord, NC 28025
378	Robert D. Gilmer (###-##-####)	138 Cherokee Road Charlotte, NC 28207
Seddon Goode, Jr., Custodian for:
233	Mary Jane Goode (###-##-####)	2400 First Union Plaza Charlotte, NC 28202
4,436	Jane Nisbet Goode CMA (###-##-####)	First Charlotte Corp. 2400 First Union Plaza Charlotte, NC 28202

1,000	Berry Grant (###-##-####)	121 Hermitage Road Charlotte, NC 28207
500	Angelia M. Harris (###-##-####)	P. O. Box 17437 Charlotte, NC 28211
500	James J. Harris (###-##-####)	P. O. Box 17437 Charlotte, NC 28211
500	T. George Harris (###-##-####)	1125 5th Avenue New York City, NY 10023
T. George Harris, Custodian for:
250	Crane B. Harris (###-##-####)	1125 5th Avenue New York City, NY 10028
750	Curtis Hawkins (###-##-####)	4351 Olentangy Blvd. Columbus, OH 43214
500	Nancy Hawkins (###-##-####) c/o W. Clarke Prescott	P. O. Box 1688 Beaufort, SC 29902
500	Clothilde B. Henchy (###-##-####)	35-13 76th Street Jackson Heights, NY 1137
25	Carl Hendren (###-##-####)	428 Brentwood Circle Kannapolis, NC 28081
5	Mary L. Hooker (###-##-####)	3500 Norman Road Greensboro, NC 27400
1,000	E.F. Hutton & Company, Inc. (13-1937069)	6337 Morrison Blvd. Charlotte, NC
9,681	Interstate Securities Corporation (56-276690)	NCNB Plaza Charlotte, NC 28230
9,093	Brooks R. Johnson (###-##-####)	1224 Red Coat Drive Charlotte, NC 28211
50	Sarah E. Jetton (###-##-####)	P. O. Box 446 Davidson, NC 28036
1,000	Katherine W. Latimer (###-##-####)	822 Cherokee Road Charlotte, NC 28207
500	H. Clayton Loflin (###-##-####)	110 N. Sutherland Avenue Monroe, NC 28110
100	H. Worth & Teresa Love (###-##-####)	4148 Knob Oak Lane Charlotte, NC 28211
50	Lynn D. MacDougall (###-##-####)	c/o Charles B. Park, Atty.
50	Leigh B. MacDougal (###-##-####)	P. O. Box Drawer 34009 Charlotte, NC 28234
1,020	Elizabeth Nisbet Martin (###-##-####)	Rt. 1, 364A Green Haven Lane Prospect, KY 40059

670	Margaret A. Martin (###-##-####)	1739 Maryland Avenue Charlotte, NC 28209
James E. Martin, Custodian for:
35	Catherine G. Martin (###-##-####)	1739 Maryland Avenue
35	Margaret R. Martin (###-##-####)	Charlotte, NC 28209
35	James E. Martin, Ill (###-##-####)
50	Ann T. McCommons (###-##-####)	2018 Carolina Avenue Kannapolis, NC 28081
100	Herman B. McManaway (###-##-####)	2000 Jefferson First Union Charlotte, NC 28282
174	E. Fred McPhail (###-##-####)	2318 Selwyn Avenue Charlotte, NC 28207
2,177	John P. Mehaffey (###-##-####)	P. O. Box 367 Newton, NC 28658
200	Merrill, Lynch, Pierce, Fenner & Smith, Inc. (13-5674085)	P. O. Box 340 Church Street Station New York, NY 10008
1,100	Ralphe Mesrobian (###-##-####)	531 Moravian Lane Charlotte, NC 28200
25	Joe Millsaps (###-##-####)	1719 Wachovia Center Charlotte, NC 28285
1,000	Dr. John C. Montgomery (###-##-####)	2022 Norton Road Charlotte, NC 28207
100	Hugo A. Misle (###-##-####)	1450 S. Bayshore Dr., Apt. Miami, FL 33131
100	John C. Montgomery, III (###-##-####)	2422 Wensley Drive Charlotte, NC 28210
1,200	D. A. Moore, Jr. (###-##-####)	P. O. Box 1150 Concord, NC 28025
71	R. Bruce Morison (###-##-####)	Lavender Lane Rye, NY 10580
100	Sue Myrick (###-##-####)	505 N. Poplar Street Charlotte, NC 28202
100	W. Edward Myrick (###-##-####)	505 N. Poplar Street Charlotte, NC 28202
500	James D. Nisbet (###-##-####)	5950 Fairview Dr. Suite 1 Charlotte, NC 28210
3,061	Lawton H. Nisbet (###-##-####)	110 Oxford Road Greenville, NC 27834
2,000	Mary McClure Nisbet (###-##-####)	714 Queens Road Charlotte, NC 28207

100	Rebecca J. Nisbet (###-##-####)	856 Cherokee Road Charlotte, NC 28246
10,134	W. Olin Nisbet, III (###-##-####)	1770 Independence Center Charlotte, NC 28246
500	William Oliver Nisbet (###-##-####)	Van Wyck, SC 29744
200	John Edwin Nisbet (###-##-####)	Van Wyck, SC 29744
200	William Oliver Nisbet, Custodian for: Carolina Walker Nisbet (###-##-####)	Van Wyck, SC 29744
200	William O. Nisbet, Jr. (###-##-####)	4 Headlands Drive Hilton Head, SC 29928
2,000	Park Road Shopping Center (56-06-34387)	P. O. Box 11795 Charlotte, NC 28220
50	Dr. Joe H. Patterson (###-##-####)	1724 Queens Road, West Charlotte, NC 28207
666	Martha M. Pressley (###-##-####)	1609 Belvedere Charlotte, NC 28205
1,020	Mary Nisbet Purvis (###-##-####)	2226 Sharon Road Charlotte, NC 28200
250	Carolyn S. Omundson (###-##-####)	6306 Saddlebrook Court Charlotte, NC 28226
250	Fred L. Omundson (###-##-####)	6306 Saddlebrook Court Charlotte, NC 28226
Patricia M. Rafter, Custodian for:
500	Robert N. Rafter (###-##-####)	18 Tower Hill Drive
500	Thomas E. Rafter (###-##-####)	Port Chester, NY 10573
133	Rebecca Nisbet Rencher (###-##-####)	662 Llewellyn Place Charlotte, NC 28207
Rebecca Nisbet Rencher, Custodian for:
600	Catherine Reese Rencher (###-##-####)	662 Llewellyn Place
600	Edwin Reese Rencher (###-##-####)	Charlotte, NC 28207
600	Rebecca Nisbet Rencher (###-##-####)
150	Arthur M. Rose (###-##-####)	1 NCNB Plaza Charlotte, NC 28280
2,200	John T. Rose (###-##-####)	2222 Selwyn Ave., Apt. Charlotte, NC 28207
33	Mary A. Ross (###-##-####)	3805 Madison Avenue Greensboro. NC 27403
34	Elaine S. Ross (###-##-####)	117 Cardriff Place Durham, NC 27712

33	Susan D. Ross (###-##-####)	12 Wedgewood Court Greensboro, NC 27403
580	Patsy W. Scercy (###-##-####)	32 Oak Drive Concord, NC 28025
500	J. William Sexton, Jr. (###-##-####)	c/o Interstate Securities 2600 Wachovia Bank Bldg. Winston-Salem, NC 2710
40	Novice B. Sigmon (###-##-####)	7400 Monroe Road Charlotte, NC 28200
1,278	W.N.B. Simpson (###-##-####)	P. O. Box 528 Greenville. SC 29600
6	R. Allen Smith (###-##-####)	Rt. 2, Box 238-B Cornelia, GA 30531
6	Sarah E. Smith (###-##-####)	Rt. 2, Box 238-B Cornelia, GA 30531
500	David McCall Smith (###-##-####)	P. O. Box 797 Waynesville, NC 28786
800	Eileen I. Smithwick Trust Barnett Banks Trust Co., N.A. Trustee	P. O. Box 3327 Tequesta, FL 33458
200	Thomas James Smithwick (###-##-####)	145 E. 84th Street, Apt. New York, NY 10021
500	T. James Smithwick, Custodian for: James W. Smithwick (###-##-####)	145 E. 84th Street, Apt. New York, NY 10021
100	William R. Starnes (###-##-####)	3313 Eastburn Road Charlotte, NC 28210
667	Mary M. Sutton (###-##-####)	725 Clement Ave. Charlotte, NC 28204
300	Eleanor F. Squires (###-##-####)	633 Shawnee Drive Charlotte, NC 28209
50	Mrs. Kathryn C. Stowe (###-##-####)	14 Merewood Drive Belmont, NC 28012
50	George W. Stowe, Jr. (###-##-####)	P. O. Box 941 Belmont, NC 28012
500	Ethel K. Taggart (###-##-####)	1539 Sterling Road Charlotte, NC 28202
150	John C. Taggart (###-##-####)	1539 Sterling Road Charlotte, NC 28202
50	John G. Taylor (###-##-####)	2205 Ambassador Dr., Apt. Albuquerque, NM 87112

300	Charles W. Upchurch, Jr. (###-##-####)	2700 NCNB Plaza Charlotte, NC 28280
1,020	Eugenia Nisbet White (###-##-####)	2924 St. Andrews Lane Charlotte, NC 28200
575	James J. White (###-##-####)	2924 St. Andrews Lane Charlotte, NC 28200
1,000	W. Olin Nisbet, III Co-Trustee U/W/O W. Olin Nisbet, Jr. (56-619-6569)	1770 Independence Center Charlotte, NC 28246
2,000	Russell M. Robinson, II & E. Robert Street & Mary S. Montague Co. Exec. Est/O Clarence P. Street (56-6243324)	P. O. Box 32755 Charlotte, NC 28232

323,160

        Schedule 5.08 Absence of Undisclosed Liabilities

        The following are reiterated for purposes of this Schedule:

    Paragraph (b) of Schedule 5.13
    Schedule 5.14
    Schedule 5.23

        Schedule 5.10 Title

  (1)
  Real Property Owned by the Company

  (a)
  Harrisburg Plant Site

      101.88 acres in Cabarrus County, NC. Exceptions to title for purposes of (iii) of Section 5.10 of the Merger Agreement are:

      (i)
      Taxes for the year 1985

      (ii)
      Deed of Trust, dated February 28, 1983, from Mineral Research & Development Corporation to Harry J. Nicholas, Trustee, recorded in Mortgage Book 457, Page 3, Cabarrus County Registry, in the amount of $2,500,000.00

      (iii)
      Right of way to Duke Power Company recorded in Book 367, Page 316, Cabarrus County Registry

      (iv)
      Right of way of North Carolina Highway No. 49

      (v)
      Right of way of Pharr's Mill Road

      (vi)
      Right of way of Southern Railroad

      (vii)
      Riparian rights of others adjoining Rocky River

      (viii)
      Subject to general easement for public utilities

      (ix)
      UCC-1 filed 3/1/83 at 1:42 p.m. having file no. G09093 in North Carolina Secretary of State's office

      (x)
      UCC-1 filed 3/1/83 at 10:12 a.m., having file no. 83-579 in the office of Cabarrus County Register of Deeds

      The Company's present use of the property and assets subject thereto does not violate or encroach upon any of the easements or exceptions listed above, except for the right of way of Southern Railroad, which possible encroachment does not materially affect the business of the Company.

      Owners interest is insured under Lawyer's Title Insurance policy no. W671-352. Mortgagee's (First-Citizens Bank & Trust Company) interest insured under Title Insurance Company of Minnesota policy no. B1680447

    (b)
    16.61 acres across Highway 49 from Harrisburg Plant site

    Exceptions to title for purposes of (iii) of Section 5.10 of the Merger Agreement are:

      (i)
      Taxes for the year 1985

      (ii)
      Easements to Duke Power Company recorded in Book 237, Page 483, and to the Concord Telephone Co. recorded in Book 187, Page 369

      (iii)
      Right of way of Southern Railroad over premises

      (iv)
      Right of way for Highway 49

      (v)
      Subject to general easement for public utilities

      The Company's present use of the property and assets subject thereto does not violate or encroach upon any of the easements or exceptions listed above.

      Lawyers' Title Insurance policy no. J410663 insured the title of an earlier owner of property, James A. Bangle, Jr. Bangle supplied a warranty deed to Associated Metals & Minerals Corporation. The Company received a warranty deed from the previous owner, Associated Metals & Minerals Corporation.

    (c)
    8.952 acres in Brazoria County, Texas; site of Freeport plant

    Exceptions to the title for purposes of (iii) of Section 5.10 of the Merger Agreement are:

      (i)
      Taxes for the year 1985

      (ii)
      Deed of Trust, dated March 1, 1984, from Mineral Research & Development Corporation to Harry J. Nicholas, Trustee, filed March 5, 1984 at 4:19 p.m. and recorded in Deed of Trust Book 872, Page 724 in the Brazoria County, Texas Registry, securing a loan in the amount of $1,500,000.00 (also bears County Clerk's file no. 7814)

      (iii)
      Right of way as conveyed to or reserved by Missouri Pacific Railroad in instrument recorded in Volume 763, Page 537 of the Deed Records of Brazoria County, Texas

      (iv)
      All mineral interest, the royalties, bonuses, rentals and all other rights in connection with said interest, with right to use of the surface waived, as conveyed to or reserved by The Dow Chemical Co. in instrument recorded in Volume 740, Page 605 of the Deed Records of Brazoria County, Texas (A copy of this instrument is being provided to Buyer by the Company)

      (v)
      Right of way to Houston Lighting & Power Company as shown in instruments recorded in Volume 785, Page 186 and Volume 809, Page 166 of the Deed Records of Brazoria County, Texas

      (vi)
      Easements referred to in deed from E. J. Lavino & Company to International Minerals & Chemical Corporation recorded in Volume 959, Page 139 of the Deed Records, being three easements to Houston Lighting & Power Company dated December 4, 1959, November 14, 1960, and April 5, 1965; none of the dates referred to correspond to the two easements referred to above

      (vii)
      First option to purchase agreement, dated April 12, 1973, between Mineral Research & Development Corporation and The Dow Chemical Company, granting to Dow a right of first refusal on the 25 acre tract which includes plant site, if Mineral Research & Development Corporation elects to sell. Dow's first option to purchase was not exercised upon the Company's exchange of 16.048 acres with Associated Metals & Minerals Corporation. This agreement contains pipeline easements in favor of Mineral Research & Development Corporation. There is an amendment to this agreement dated April 1, 1980 correcting errors in the description of the pipeline right of way. This amendment is recorded in Deed Volume 1512, Page 102 in County of Brazoria, Texas. The Company believes that such option to purchase agreement has been released by Dow and the Company is trying to locate and provide Buyer with a copy of such release.

      (viii)
      UCC-1 dated 3/5/84 filed in the Brazoria County Registry on the same date at 4:19 p.m. bearing file no. 1057 (also bears County Clerk's file no. 7850).

      (ix)
      UCC-1 dated 3/5/84 filed on 3/7/84 in the Texas Secretary of State's office at 8:00 a.m., bearing file no. 84-058535

      The Company's present use of the property and assets subject thereto does not violate or encroach upon any of the easements or exceptions listed above.

      A non-exclusive right to use waste water line across adjoining property was reserved by Mineral Research & Development Corporation in warranty deed for 16.048 acres to Associated Metals & Minerals Corporation dated June 16, 1980.

      Owner's interest in property is insured under Stewart Title Guaranty Company policy no. 0 649808A. Mortgagee's (First-Citizens Bank & Trust Company) interest is insured under Stewart Title Guaranty Company policy no. M-5802-155954.

  (2)
  Leases

  (a)
  Sales office located at 4 Woodlawn Green, Charlotte, NC, is leased from Charter Properties, Inc. Monthly rental is $3,506.84. Lease term is from February 1, 1984 to April 30, 1986.

  (b)
  Warehouse located on Highway 29, Concord, NC and is leased from Mr. C. E. Eisenhower on a month to month basis at a rate of $500.00 per month.

  (3)
  Inoperative Equipment

    The Company is not presently using the S-8 equipment of the arsenic refinery and therefore said equipment is considered immaterial to the Company's operations. The Company makes no representations, express or implied, as to the condition of said equipment.

        Schedule 5.12 Accounts Receivable

  See Computer Print-Out, dated March 31, 1985, delivered to Buyer and initialed by Buyer and the Company.

        Schedule 5.13 Absence of Adverse Changes and Other Events

    (b)
    Material casualty losses:

    In April 1985, an accident occurred at the Freeport, Texas plant which resulted in personal injuries to a temporary workman, and damage to equipment of Mineral Research & Development Corporation. Facilities belonging to Gulf Chemical & Metallurgical Company ware also damaged. The day following the accident 60 automobiles were also damaged as a result of Gulf Chemical's restart of its production facility. It is possible that the damage to the automobiles may also be attributable to the accident. Adjusters for the Company's property insurance carrier (American Manufacturing Mutual Insurance Company) estimate the damage to Mineral Research's equipment to be less than $50,000.00. There is a $50,000.00 deductible under Mineral Research's property insurance policy. Damage to Gulf Chemical's facility is estimated by adjusters for the Company's liability insurance carrier (Mutual Fire, Marine & Inland Insurance Company) to be $60,000.00. The deductible under Mineral Research's liability policy is also $50,000.00. The injured workman was employed by an independent contractor (Freeport-G.C.I., Inc.) and is covered by his employer's workman's compensation insurance.

    (d)
    (i) Dividends: On March 6, 1985, the Board of Directors declared a dividend of 40 cents per share, payable immediately.

      (ii)
      The following changes in salary of officers and bonuses have been made and paid since December 31, 1984:

Officers' Salaries

Name	Title	Salary 12/31/84	Salary 3/27/85
Charles S. Davis, Jr.	President	$75,000	$80,000
Brooks R. Johnson	Ex. V-Pres. & Treas.	60,000	64,000
Jack P. Burnette	V.P. & Gen. Mgr Texas Division	48,000	51,000
Charlie Lewchalermwong	V.P.-Technology	38,400	48,000
Patsy Scercy	Asst. Secretary	27,600	30,000

Bonuses

Name	12/31/84 Salary/Mo.	Percent	1984 Bonus Pd. 3/8/85
Charles S. Davis	$6,250.00	12.87	$2,926.50
James R. Barnes	1,925.00	3.96	900.46
Carl Hendren	2,625.00	5.40	1,227.90
C. Harold Parker	2,166.66	4.46	1,014.15
Charles W. Triece	1,871.24	3.85	875.45
Buford L. Cannon	1,855.88	3.82	868.63
Patsy W. Scercy	2,300.00	4.74	1,077.82
Kenneth M. Sloop	1,500.00	3.09	702.63
Charlie Lewchalermwong	3,200.00	6.59	1,498.49
Michael Carter	2,117.50	4.36	991.42
Charles M. Davis	2,000.00	4.12	936.84
Brooks R. Johnson	5,000.00	10.29	2,339.83
Dennis R. Wise	1,484.00	3.06	695.82
M. Guy Pursley	2,637.50	5.43	1,234.72
Paul Miano	2,250.00	4.63	1,052.81
James Wade Buchanan	2,940.00	6.05	1,375.70
Billy G. Phillips	2,450.00	5.04	1,146.04
Jack P. Burnette	4,000.00	8.24	1,873.69

TOTAL	$48,572.78	100.00	$22,738.90

A bonus of 3% of the profits of the Company for the fiscal year 1985 was declared by the Board of Directors on March 27, 1985, to be paid pursuant to paragraph 4 of the Joint Report of the Audit and Compensation Committee dated March 23, 1983.

A contribution to the Mineral Research & Development Corporation Profit Sharing Plan of 7% of profits of the Company before income taxes for the calendar year ending 12/31/85 was declared on March 27, 1985.

      (iii)
      Employment Agreements

      On March 9, 1985, H. J. Ladue was elected as a Vice President of Corporate Development of the Company at an annual salary of $60,000.00 per year. In addition, he was granted an option on 10,000 shares of Company stock at 85% of present book value (i.e., $17.00. per share), exercisable at 1,000 shares per year over 10 years.

      (v)
      Material commitments:

      In March, 1985, the Company entered into a new contract with the Dow Chemical Company for the supply of Zinc Chloride. Said contract takes effect on January 1, 1986.

        Schedule 5.14 Litigation

  1)
  S & S Farms vs. Mineral Research & Development Corporation filed in California—damage to walnut crop from use of Copper Count.

    Attorneys have been retained by products liability insurance carrier (Mutual Fire, Marine & Inland Insurance Company); policy has a $50,000.00 deductible. The Company has paid expenses of $22,879.14 which were billed through April 12, 1985, resulting in a remaining deductible balance of $27,120.86.

  2)
  James R. Sipes and wife, Lenora H. Sipes vs. Mineral Research & Development Corporation filed in Indiana—personal injury from wood treated with CCA.

    Suit is being defended by excess liability policies for 1983 (Zurich-American Insurance Companies) and 1984 (The Home Insurance Company). $10,000 deductible for 1983 $10,000 deductible for 1984

    NOTE: Companion case of Porter vs. Mineral Research & Development Corporation not yet served on the Company.

  3)
  Bear River Orchards claim of similar nature to above S & S Farms case is being monitored by Attorneys in S & S Farms case.

        Schedule 5.15 Contracts

  1)
  Supply Contracts

  a)
  Dow Chemical Company Contract executed May, 1985 for supply of zinc Chloride raw materials Term: January 1, 1986—December 31, 1990

  b)
  Dow Chemical Company Contract dated April 12, 1973 for supply of Zinc chloride raw materials Expires: December 31, 1985

  c)
  Campbell Red Lake Mines dated June 20, 1980 for supply of Arsenic Trioxide. Term: 10 years from January 1 following 1st delivery (i.e. through December 31, 1990)

  d)
  American Chrome and Chemicals, Inc. dated October 12, 1984 for supply of Chromic Acid. Term: calendar year 1985

  e)
  M&T Chemicals, Inc. dated October 25, 1984 for supply of Chromic Acid. Term: calendar year 1985

  f)
  C. Withington Co., Inc. dated October 4, 1984 for supply of Arsenic Trioxide. Term: calendar year 1985

  2)
  Secrecy Agreements

  a)
  Atomergic Chemetals Corp.

  b)
  Olin Corporation

  c)
  J. H. Baxter Company

  d)
  Euclid Chemical Company (dated June 29, 1983)

  3)
  Leases

  a)
  GELCO Corporation—over-the-road tractor leases

  b)
  Union Tank Car Company—lease of 8 railway tank cars for a total of $2244 per month (copy of lease not provided to Buyer).

  4)
  Employment Agreements

  a)
  Sales personnel—11 agreements.

  b)
  Over-the-road-truck drivers—12 agreements.

  5)
  Sales Contracts (Distribution Agreements)

  a)
  Brangal Company—sale of Mineral Research & Development Corporation Zinc Fluxes; dated January 5, 1983.

  b)
  Dan Graves Company—sale of Mineral Research & Development Corporation wood preservatives; dated August 10, 1984.

  c)
  Monterey Chemical Company—sale of CopperCount fungicides; dated February 18, 1976.

  d)
  Donson Engineering Limited—sale of CCA wood preservative in Canada; dated July 27, 1983.

  6)
  Hold Harmless Agreements (with Mineral Research & Development Corporation customers)

  a)
  W. T. Vick Lumber Company

  b)
  A.B.C. Wood Preservation Co., Inc.

  c)
  Southeast Wood Treating Company

  7)
  Wood Preserving Sales Contracts

  a)
  Federal Paper Board Company, Inc.

  b)
  Bois Traitel Ltee.

  c)
  St. Beaumill Corp.

  d)
  White Pole & Timber Company

  8)
  Limited Warranty Program Agreements

    A standard Limited Warranty Agreement, which standard form has been provided to Buyer, has been signed with the following companies:

    a)
    Babb Lumber Company

    b)
    W. T. Vick Lumber Company

    c)
    MacGillis and Gibbs Company, Inc.

    d)
    Chesapeake Corporation

    e)
    Bois Tratel Ltee.

    f)
    H & M Lumber Company

    g)
    Barnes Lumber Company

    h)
    Permawood Corporation

    i)
    Old Dominion Wood Treaters, Inc.

    j)
    Southeast Lumber Company

    k)
    Southeast Wood Treating Company

    1)
    Pinewood Products Company

    m)
    Keystone Wood Preserving Co.

        Schedule 5.19 Licenses, Franchises and Rights

  A.
  North Carolina

  1)
  EPA interim Hazardous Waste Permit (no. NCD 048 467 427) to operate as a generator, transporter and treater of hazardous waste

  2)
  NPDES Permit (no. NC0006351) to discharge effluents into the Rocky River

  3)
  South Carolina Hazardous Waste Transporter Permit (no. 048467427T)

  4)
  North Carolina Environmental Management Commission permit (no. 3431R10) to operate the air emission stacks at the North Carolina plant

  B.
  Texas

  1)
  EPA No. TXD 067256172 to operate as a generator of hazardous waste

  2)
  NPDES Permit (no. TX 0046906) to discharge effluents

  3)
  "Rollins" Vacuum Truck Permit No. HO 6386-51; Bin Truck Permit No. HO 1720-51

  C.
  Federal Insecticide, Fungicide and Rodenticide Act (FIFRA) Registered Labels

  a)
  CCA—Chromated Copper Arsenate

  b)
  OXCEL—Chromated Copper Arsenate

  c)
  MOLD-EX

  d)
  CCN

  e)
  D-BLAZE

        Schedule 5.20 Trademarks, Patents, etc.

  1)
  Trademarks

  a)
  D-BLAZE (No. 1,288,542)

  b)
  PREACT (No. 1,299,172)

  c)
  OXCEL (No. 1,288,541)

  d)
  MOLD-EX (No. 1,283,941)

  e)
  COPPER COUNT (No. 901,671)

  2)
  Patents

  a)
  Cupraammonium Acetate Complex
  U.S. Patent No. 3,900,504

  b)
  Non-Corrosive Cupraammonia Fungicide
  U.S. Patent No. 4,020,180

  c)
  Electrochemical Mining of Copper
  U.S. Patent No. 3,956,087

    d)
    Electrochemical Mining Apparatus
    U.S. Patent No. 3,894,929

    e)
    Electrochemical Mining
    U.S. Patent No. 3,957,601

        Foreign Patents for 2(a) and 2(b) above are held in the following countries:

    Argentina
    Brazil
    Costa Rica
    El Salvador
    Guatemala
    Honduras
    Mexico

        The following patent applications are pending:

    D-BLAZE (USA)
    D-BLAZE (Canada)
    MOLD-EX (USA)

        Schedule 5.21 Insurance

    See Attached Letter of June 4, 1985 to Mr. Javier Hernandez.

    Title insurance policies are listed in Schedule 5.10.

MINERAL RESEARCH
AND
DEVELOPMENT. CORP:

P. O. BOX 610	HARRISBURG, N.C. 28075	TELEPHONE OFFICE (704) 525-2771 PLANT (704) 455-5181 (CONCORD, N.C.)

June 4, 1985

Mr. Javier Hernandez
Hughes, Hubbard and Reed
One Wail Street
New York, NY 10005

Dear Javier:

Attached is a listing of the insurance policies which we mailed June 3, 1985 to Mr. Malcolm Davidson at LaPorte International in London.

Sincerely,

MINERAL RESEARCH & DEVELOPMENT CORP.

/s/ Brooks R. Johnson

Brooks R. Johnson
Executive Vice-President

cc:
Porter B. Byrum
Peter Jones

INSURANCE POLICIES HELD BY MINERAL RESEARCH & DEVELOPMENT CORPORATION

#11-0060-10007-81-3	U S F & G
Comprehensive Dishonesty, Disappearance and Distruction Policy Profit Sharing Plan
#524-024154-9	INTERNATIONAL INSURANCE COMPANY
Directors & Officers Liability
#EDP062095210	U S F & G
Electronic Data Processing Policy
94C339737CAA	AETNA LIFE & CASULTY
Workers Compensation & Employment Liability
TAC C2 24 11 43 3	I N A of TEXAS
Texas Workman's Compensation
ST 765-50-48	NATIONAL UNION fire
Inland Marine Basic Policy
#3XN 018 994-00	AMERICAN MANUFACTURING MUTUAL INSURANCE COMPANY
General Boiler & Machinery Policy
BAP 066783321	U S F & G
Business Auto Policy
TP 026035636	U S F & G
Truckers Policy
IMO36786090	U S F & G
Inland Marine Policy—Transportation Floater
GA 041012	THE MUTUAL FIRE, MARINE & INLAND INSURANCE COMPANY
General Liability—Automobile
UB100965	FORUM INSURANCE COMPANY
Commercial Comprehensive Catastrophe Liability Policy
CN2 500 7134	THE CENTRAL NATIONAL INSURANCE OF OMAHA
Excess Umbrella Liability
SCU 957142	TRANSIT CASUALTY COMPANY
Excess Umbrella Policy—Special Cover Policy—Casualty
TEL—01218C	TRANSPORT INDEMNITY COMPANY (To be cancelled as of 6/15/85)
Excess Liability Policy
PLL1177115	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A.
Pollution Legal Liability

POL # 55351	PRUDENTIAL INSURANCE COMPANY
Life, Accident, Major Medical & Dental Insurance
SLT-60000	HARTFORD LIFE INSURANCE COMPANY
Long Term Disability
RC 712324	ROYAL EXCHANGE ASSURANCE OF AMERICA, INC. Misc. Articles Floater (Broad Form)—Telephone System—NC Plant—

Note: Hand Written Items Added 6/21/85 BY BRJ.

        Schedule 5.22 Transactions with Interested Parties

        None

        Schedule 5.23 Environmental Matters

    Closure and post-closure expenses (the "Expenses") of five sediment lagoons located at Harrisburg, North Carolina plant site. All material correspondence, etc. with regard to the above have been previously furnished to Buyer. Should the Expenses exceed $600,000, Buyer will be entitled to a Reduction equal to 50% of such excess up to but not exceeding a Reduction of $350,000. In the event that the Expenses are not determinable in full on the date of the Deferred Payment, the Reduction attributable to such Expenses shall be calculated on the basis of the actual Expenses then incurred and a good faith estimate prepared by an independent expert of Expenses to be incurred in the future.

EXHIBIT A

PLAN OF MERGER

        Plan of Merger (the "Plan") of CHEMICAL SPECIALTIES, INC. ("CSI"), a corporation, with and into MINERAL RESEARCH & DEVELOPMENT CORP, ("MRDC"), a North Carolina corporation.

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties:

ARTICLE 1
MERGER OF CSI WITH AND INTO MRDC

        1.1    The Merger.    At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Statutes of North Carolina CSI shall be merged with and into MRDC (the "Merger"), the separate existence of CSI (except as may be continued by operation of law) shall cease, and MRDC shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Statutes of North Carolina.

        1.2    Effective Date and Time of Merger.    The Articles of Merger shall provide that the Merger shall be effective December 31, 1993 at 11:59 p.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION OF SHARES

        2.1    Cancellation of Shares.    At the Effective Date and Time, by virtue of the Merger and without any action on the part of CSI or the holders of each share of $.01 par value common stock of CSI issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto. (CSI and MRDC are owned by the same sole shareholder.)

ARTICLE 3
NAME CHANGE OF SURVIVING CORPORATION

        3.1    Name Change.    At the Effective Date and Time, the name of the surviving corporation shall be changed to Chemical Specialties, Inc.

ARTICLE 4
SHAREHOLDER & BOARD OF DIRECTORS CONSENT

        4.1   The foregoing Plan of Merger was duly adopted by the Shareholders and the Boards of Directors of each respective corporation on the 10th day of December, 1993.

QuickLinks

  EXHIBIT 3.7
ARTICLES OF INCORPORATION OF MINERAL RESEARCH & DEVELOPMENT CORP.